Exhibit 10.29

THE BRYN MAWR TRUST COMPANY

EXECUTIVE CHANGE-OF-CONTROL

AMENDED & RESTATED

SEVERANCE AGREEMENT

This Agreement made as of September 27, 2010, amends and restates the Agreement dated October 21, 2004, as previously amended by amendment dated December 8, 2008, between The Bryn Mawr Trust Company, a Pennsylvania financial institution, subject to the provisions of the Pennsylvania Banking Code of 1965, as amended (the “Company”), and Geoffrey L. Halberstadt (the “Employee”).

WHEREAS, the Employee is presently employed by the Company as its Executive Vice President and Secretary;

WHEREAS, the Company considers it essential to foster the employment of well qualified key management personnel, and, in this regard, the board of directors of the Company recognizes that, as is the case with many financial institutions, the possibility of a change of control of the Company’s publicly held parent company, Bryn Mawr Bank Corporation, (“BMBC”) may exist and that such possibility, and the uncertainty and questions which it may raise among the Company’s management, may result in the departure or distraction of key management personnel to the detriment of the Company and ultimately to the detriment of BMBC and its shareholders;

WHEREAS, the Boards of directors of the Company and BMBC have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company’s management to their assigned duties, without distraction in the face of potentially disturbing circumstances arising from the possibility of a change of control of the BMBC, although no such change is now contemplated; and

WHEREAS, in order to induce the Employee, a key member of the Company’s management, to remain in the employ of the Company, the Company agrees that the Employee shall receive the compensation and benefits set forth in this Agreement in the event his/her employment with the Company is terminated subsequent to a “Change of Control” (as defined in Section 1 hereof) of BMBC, as a cushion against the financial and career impact on the Employee of any such Change of Control;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section, unless the context clearly otherwise requires:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations issued under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “AIP” shall mean any Annual Incentive Plan of the Company, as in effect immediately prior to a change of Control, or predecessor or prior plan, including BMBC’s Thrift and Savings Plan and the Company’s annual bonus plan.

(c) “Base Salary” shall mean the total cash remuneration earned by the Employee on an annualized basis in all capacities with the Company and its Subsidiaries,

including, without limitation, any amounts the payment of which has been deferred by the Employee, excluding only payments earned by or allocated to the Employee under the AIP.

(d) A Person shall be deemed the “Beneficial Owner” of any securities:

(i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations issued under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations issued under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (ii) above) or disposing of any voting securities of BMBC; provided, however, that nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

(e) “Board” shall mean the board of directors of the Company or BMBC as the context of this Agreement indicates.

(f) “Change of Control” shall be deemed to have taken place if (i) any Person (except BMBC, any Subsidiary of BMBC, any employee benefit plan of BMBC or the Company, any Person or entity organized, appointed or established by BMBC or any Subsidiary of BMBC for or pursuant to the terms of any such employee benefit plan) together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 25% or more of the common stock of BMBC then outstanding, or (ii) during any twenty-four month period, individuals who at the beginning of such period constituted the Board of BMBC or the Company cease, for any reason, to constitute a majority thereof, unless the election, or the nomination for election by BMBC’s or the Company’s shareholders, as the case may be, of each director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors in office at the time of such election or nomination, who were directors at the beginning of such period.

(g) “Common Stock” shall mean the outstanding common stock of BMBC.

(h) “Person” shall mean any individual, firm, corporation, partnership or other entity.

(i) “Supplemental Employee Retirement Plan” shall mean the BMBC Supplemental Employment Retirement Plan which covers eligible employees of the Company.

(j) “Stock Plan” shall mean (i) BMBC’s 2001 Stock Option Plan; (ii) BMBC’s 2004 Stock Option Plan; (iii) BMBC’s 2007 Long Term Incentive Plan; (iv) BMBC’s 2010 Long Term Incentive Plan, and (v) any other long term incentive plan, stock option plan, stock option, stock appreciation rights, restricted stock and performance award plans, stock bonus plan, stock grant plan, or similar benefit plan established by BMBC and which exists for the benefit of the Employee at the time of a Change in Control.

(k) “Subsidiary” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations issued under the Exchange Act.

(l) “Termination Date” shall mean the date of receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

(m) “Separation from Service” means, the Employee’s “separation from service”, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), from the Company To the extent required by the definition of “separation from service” under Section 409A of the Code, “Separation from Service” shall mean the Employee’s separation from service (as so defined) from both the Company and all other persons with whom the Company would be considered a “single employer” under Section 414(b) or (c) of the Code, but replacing the phrase “at least 80 per cent” with the phrase “at least 50%” where it appears in Section 1563(a)(1), 2, and 3 of the Code and in the regulations under Section 414(c).

(mm) “Specified Employee” means an individual who is a “specified employee” with respect to the Company within the meaning of Section 409A of the Code.

(n) “Termination upon a Change of Control” shall mean a Separation from Service upon or within two (2) years after a Change of Control either:

(i) initiated by the Company for any reason other than (x) the Employee’s continuous illness, injury or incapacity for a period of six consecutive months or (y) for “cause,” which shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of his/her duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its Subsidiaries or BMBC and its Subsidiaries taken as a whole; or

(ii) initiated by the Employee following one or more of the following occurrences:

(A) a significant reduction by the Company or BMBC (if the Employee is an officer of BMBC) of the authority, duties or responsibilities of the Employee immediately prior to the Change of Control;

(B) any removal of the Employee from his/her officer position with BMBC, the Company and its Subsidiaries held by him/her immediately prior to the Change of Control, except in connection with promotions to higher office;

(C) a reduction by the Company in the Employee’s Base Salary as in effect immediately prior to the Change of Control;

(D) revocation or any modification of the AIP or Stock Plan, or any action taken pursuant to the terms of either plan, which materially (x) reduces the opportunity to receive compensation under any or both of such plans of equivalent amounts received by the Employee during the three (3) fiscal years immediately preceding the Change of Control, subject to the right of the Boards of Directors of BMBC or the Company, as appropriate, to establish in a manner consistent with past practice, prior to the Change of Control, reasonable goals under the AIP or Stock Plan, (y) reduces the compensation payable to the Employee under either or both of such plans but which does not effect comparable reductions in the compensation payable to the other participants in such plans, or (z) increases the compensation payable to other participants in either or both of such plans but which does not effect corresponding increases in the amount of compensation payable to the Employee;

(E) termination or modification of BMBC’s Supplemental Employee Retirement Plan, as such plan is in effect immediately prior to the Change of Control, which materially reduces (x) the retirement benefits provided by such plan, or (y) or the funding thereof provided by any trust established by BMBC to fund benefits provided by the Supplemental Employee Retirement Plan;

(F) a transfer of the Employee, without his/her express written consent, to a location which is outside the Greater Philadelphia area (or the general area in which his/her principal place of business immediately preceding the Change of Control may be located at such time, if other than Bryn Mawr, Pennsylvania), or which is otherwise an unreasonable commuting distance from the Employee’s principal residence at the date of the Change of Control;

(G) the Employee being required to undertake business travel to an extent substantially greater than the Employee’s business travel obligations immediately prior to the Change of Control; or

(H) any failure of the Company to comply with and satisfy Section 13 of this Agreement.

2. Notice of Termination. Any Termination upon a Change of Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 14 hereof. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).

3. Severance Compensation upon Termination. Subject to the provisions of Section 10 hereof, in the event of the Employee’s Termination upon a Change of Control, the Company shall pay to the Employee, within fifteen (15) days after the Termination Date (or as soon as possible thereafter in the event that the procedures set forth in paragraph (b) of Section 11 hereof cannot be completed within fifteen (15) days) an amount in cash equal to three (3) times the sum of the Employee’s Base Salary in effect either immediately prior to the Separation from Service or immediately prior to the Change of Control, whichever is higher.

4. Other Payments. Subject to the provisions of Section 10 hereof, in the event of the Employee’s Termination upon a Change of Control, the Company shall:

(a) pay to the Employee within fifteen (15) days after the Termination Date:

(i) unless the Employee has exercised such options, an amount equal to the excess, if any, of the aggregate fair market value of the shares of BMBC’s Common Stock subject to all stock options outstanding and unexercised as of the Termination Date, whether vested or unvested, granted to the Employee under the Stock Plan, over the aggregate exercise price of all such stock options. For purposes of this paragraph, fair market value shall mean the highest of (x) the closing price of BMBC’s Common Stock on the last business day the Common Stock was traded immediately preceding the Termination Date, if such Common Stock is publicly traded at such date, (y) if such Common Stock is not publicly traded at the Termination Date, the value determined by an independent appraiser, such appraiser to be selected by the Employee and to be reasonably satisfactory to the Company (the fees and expenses of such appraiser to be borne by the Company), or (z) the highest per share price of BMBC’s Common Stock paid (in connection with the Change of Control or at any time thereafter) by the Person or group whose acquisition of shares of Common Stock of BMBC has given rise to a Change of Control;

(ii) to the extent not theretofore paid, the Employee’s Base Salary through the Termination Date and a further amount equal to the Employee’s salary in lieu of his/her unused vacation pay, if any, both calculated at the salary rate in effect on the Termination Date, or, if higher, at the highest rate in effect at any time within the 90-day period preceding the Termination Date;

(iii) to the extent not theretofore paid, an amount equal to all awards earned by the Employee under the AIP in respect of complete plan periods prior to the Termination Date (excluding all amounts the payment of which was previously deferred under such plans which shall be payable in accordance with their terms). In the event that the Company’s financial statements for any fiscal years, included in such plan periods, have not yet been completed at the Termination Date, the Company shall pay to the Employee the amounts due hereunder as soon as possible thereafter;

(iv) payment in respect of the AIP for the uncompleted fiscal year during which Separation from Service occurs determined by multiplying the amount determined in Section 4(a)(iii) by a fraction, the numerator of which shall be the number of days between the Termination Date and the last day of the last full fiscal year prior to the Termination Date and the denominator of which shall be Three Hundred Sixty Five (365); and

(b) to the extent permitted by applicable law, continue or cause to be continued until thirty-six (36) whole months after the Termination Date, on the cost-sharing basis in effect immediately prior to the Change of Control, medical, dental, life and disability insurance benefits substantially equivalent in all material respects payable in the same amounts and according to the same schedule as, to those furnished by the Company to the Employee immediately prior to the Change of Control; provided, however, that the obligation of the Company to provide such benefits shall cease at such time as the Employee is employed on a full-time basis by a Person not owned or controlled by the Employee that provides the Employee, on substantially the same cost-sharing basis between the Company and the Employee in effect immediately prior to the Change of Control, with medical, dental, life and disability insurance benefits substantially equivalent in all material respects to those furnished by the Company and its Subsidiaries to the Employee immediately prior to the Change of Control;

(c) for both vesting and benefit calculation purposes, credit the Employee with three (3) additional “year of credited service” (as defined in BMBC’s Supplemental Employee Retirement Plan) under BMBC’s Supplemental Employee Retirement Plan in addition to the years of credited service that would have otherwise been calculated by reference solely to the Termination Date, it being understood that benefits in respect of the three (3) additional year of credited service shall be paid to the Employee under the Supplemental Employee Retirement Plan, and that BMBC shall, to the extent necessary to provide the Employee the additional benefits intended hereby, amend the Supplemental Employee Retirement Plan or create such supplemental retirement plans as may be necessary;

(d) pay for reasonable career counseling services provided by Manchester Partners International or any such equivalent agency satisfactory to both the Company and the Employee payable in the same amounts and on the same schedule as in effect, immediately prior to the Change of Control, and payable for no more than thirty six (36) whole months after the Termination Date; and

(e) Payments or reimbursements pursuant to subsection (b) and (d) of this Section 4 shall be subject to the following conditions:

(i) Payments shall be made on a calendar year basis;

(ii) Amounts payable with respect to a calendar year shall not affect amounts payable with respect to another calendar year; and

(iii) Payments with respect to expenses incurred must be made no later than the end of the calendar year following the calendar year in which they were incurred.

4A 6 Month Delay in Payments. Notwithstanding anything in this Agreement to the contrary, if the Employee is a Specified Employee on the date of his Separation From Service, then in no event shall any amount payable to him or her be paid before the date that is six months after the date of such Separation From Service.

5. Establishment of Trust. Immediately upon a Change of Control as herein defined, the Company shall establish an irrevocable trust fund pursuant to a trust agreement to hold assets to satisfy its obligations hereunder. Funding of such trust fund shall be subject to the Company’s discretion, as to be set forth in the agreement pursuant to which the trust fund will be established.

6. Enforcement.

(a) In the event that the Company shall fail or refuse to make payment of any amounts due the Employee under Sections 3 and 4 hereof within the respective time periods provided therein, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Section 3, 4 or 5, as appropriate, until paid to the

Employee, at the prime rate published daily in the Wall Street Journal, each change in such rate to take effect on the effective date of the change in such prime rate.

(b) It is the intent of the parties hereto that the Employee not be required to incur any expenses associated with the enforcement of his/her rights under this Agreement by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all expenses (including all attorneys’ fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement.

7. No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise.

8. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee’s continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by BMBC, the Company or any of its Subsidiaries or Affiliates and for which the Employee may qualify; provided, however, that if the Employee becomes entitled to and receives all of the payments provided for in this Agreement, the Employee agrees to waive his/her right to receive payments under any severance plan or program applicable to all employees of the Company.

9. No Set-Off. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others and the Company hereby agrees not to exercise any such rights with respect to payment due the Employee pursuant to this Agreement.

10. Certain Reduction of Payments.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined as set forth herein that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and that it would be economically advantageous to the Employee to reduce the Payment to avoid or reduce the taxation of excess parachute payments under Section 4999 of the Code, the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as “Agreement Payments”) shall be reduced (but not below zero) to the Reduced Amount. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to the taxation under Section 4999 of the Code. For purposes of this Section 10, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

(b) All determinations to be made under this Section 10 shall be made, in writing, by KPMG LLP, or the Company’s independent certified public accountant immediately prior to the Change of Control, if other than KPMG LLP, (the “Accounting Firm”), which firm shall provide its determinations and any supporting calculations in writing to both the Company and the Employee within ten (10) days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. The Employee shall in his or her sole discretion determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 10, which determination shall be made by delivery of written notice to the Company within 10 days of Employee’s receipt of the determination of the Accounting Firm. Within five (5) days after the Employee’s timely determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Employee, such amounts as are then due to the Employee under this Agreement. In the event Employee does not make such timely determination then within 15 days after Company’s receipt of the determination of the Accounting Firm, the Company in its sole discretion may pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Employee such portion of the Agreement Payments as it may deem appropriate, but no less than the Reduced Amount.

(c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments, as the case may be, will have been made by the Company which should not have been made (“Overpayment”) or that additional Agreement Payments which have not been made by the Company could have been made (“Underpayment”), in each case, consistent with the calculations required to be made hereunder. Within two (2) years after the Separation from Service, the Accounting Firm shall review the determination made by it pursuant to the preceding paragraph. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the “Federal Rate”); provided, however, that no amount shall be payable by the Employee to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest thereon at the Federal Rate.

(d) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in paragraphs (b) and (c) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses of any nature resulting from or relating to its determinations pursuant to paragraphs (b) and (c) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

11. Settlement of All Disputes.

(a) The Employee and the Company acknowledge that the Compensation Committee of the Company’s Board intends to review and approve a schedule indicating a method of calculating certain payments to be made to the Employee hereunder in the event of a Termination upon a Change of Control. In the event that the compensation plans referred to herein change prior to a Change of Control, the Compensation Committee of the Company’s Board may, prior to such Change of Control, revise the schedule to reflect such changes. The method of calculation set forth on such schedule, as so revised prior to a Change of Control, shall be followed by the parties hereto unless manifestly unfair to the Employee.

(b) In the event of any dispute, controversy or claim arising out of or relating to any provision of this Agreement or the Employee’s Termination upon a Change of Control, the Company shall appoint as the sole and exclusive arbiter of such dispute, controversy or claim, a committee composed of two persons who were members of the Company’s Board at any time within five (5) years prior to the Change of Control (which persons may, but need not be, directors of the Company at the time of such dispute, controversy or claim); provided, however, that no person shall be eligible to serve thereon who (i) is at the Termination Date, or shall have been at any time within one year prior thereto, an executive officer of the Company, or (ii) shall be or have been at any time related in any manner to or otherwise affiliated with, or was first nominated by, the corporation, Person or group whose acquisition of shares of Common Stock of BMBC has given rise to a Change of Control. The decision of such committee and the award of any monetary judgment or other relief by such committee shall be final and binding upon the Employee and the Company, and shall not be subject to appeal. Judgment may be entered upon the decision and award of such committee by the Employee or the Company in any court of competent jurisdiction. The Company shall pay the persons selected pursuant to this subsection a reasonable fee for their services, and shall reimburse such persons for their expenses incurred in this capacity. In addition, the Company shall, to the maximum extent permitted by law, indemnify and hold harmless such persons of and from any and all claims, damages or expenses of any nature whatsoever relating to or arising from their activities in this capacity.

(c) In the event that the Company shall be unable to appoint the committee referred to in paragraph (b) above after good faith efforts to do so, or in the event that such committee cannot reach a unanimous agreement, any remaining dispute, controversy or claim arising out of or relating to any provision of this Agreement or the Employee’s Termination upon a Change of Control shall be settled by arbitration in the City of Philadelphia, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three (3) arbitrators, two (2) of whom shall be selected by the Company and the Employee, respectively, and the third of whom shall be selected by the other two arbitrators. Each arbitrator selected as provided herein is required to be or have been a director or an executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. Any award entered by the arbitrators shall be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration shall be paid by the Company.

(d) The party or parties challenging the right of the Employee to the benefits of this Agreement shall in all circumstances have the burden of proof.

12. Term of Agreement. The term of this Agreement shall be for three (3) years from the date hereof and shall automatically be extended for additional one-year periods unless written notice of termination of this Agreement is provided to the Employee by the Company at least one year prior to the expiration of the initial three (3) year term or any one-year renewal period;

provided, however, that (i) after a Change of Control during the term of this Agreement, this Agreement shall remain in effect for a period of two (2) years and until all of the obligations of the parties hereunder are satisfied or have expired, and (ii) this Agreement shall terminate if, prior to the Change of Control, the employment of the Employee with the Company or any of its Subsidiaries shall terminate for any reason whatsoever.

13. Successor Company. The Company shall require any Person who acquires the majority of the Common Stock of the Company or BMBC or any successor or successors thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or BMBC, by agreement, in form and substance satisfactory to the Employee, to acknowledge expressly, in writing, that this Agreement is binding upon and enforceable against the Company or BMBC or any successor or successors thereto in accordance with the terms hereof and the instrument of transfer, and to become jointly and severally obligated with the Company to perform this Agreement, in the same manner and to the same extent that the Company would be required to perform this Agreement if no such acquisition purchaser, merger consolidation, succession or successions had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.

14. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

If to the Company, to:

Corporate Secretary

The Bryn Mawr Trust Company

801 Lancaster Avenue

Bryn Mawr, PA 19010

If to the Employee, to:

16 Indian Valley Lane

Telford, PA 18969

or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five (5) days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

15. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

16. Contents of Agreement, Amendment and Assignment.

(a) This Agreement supersedes all prior agreements and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by the Employee and approved by the Board and executed on the Company’s behalf by a duly authorized officer. The provisions of this Agreement may provide for payments to the Employee under certain compensation or bonus plans (including without limitation the AIP and Stock Plan) under circumstances where such plans would not provide for payment thereof. It is the specific intention of the parties that the provisions of this Agreement shall supersede any provisions to the contrary in such plans, and such plans shall be deemed to have been amended to correspond with this Agreement without further action by the Company or the Boards of BMBC or the Company.

(b) Nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company.

(c) The Employee acknowledges that from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement.

(d) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Company hereunder shall not be assignable in whole or in part by the Company.

17. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

18. Remedies Cumulative; No Waiver. No right conferred upon the Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, including without limitation any delay by the Employee in delivering a Notice of Termination pursuant to Section 2 hereof after an event has occurred which would, if the Employee had resigned, have constituted a Termination upon a Change of Control pursuant to Section 1(n)(ii) of this Agreement.

19. Miscellaneous. All section headings in this Agreement are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

20. Compliance with Section 409A of the Code. This Agreement is intended to comply with the provisions of Section 409A of the Code and shall be interpreted to be consistent with Section 409A of the Code.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

Attest: [Seal]	THE BRYN MAWR TRUST COMPANY

/s/ Diane McDonald	By	/s/ Fredrick C. Peters II
Assistant Secretary		Fredrick C. Peters II
President

/s/ Gloria Reiff		/s/ Geoffrey L. Halberstadt
Witness		Employee

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